Exhibit 99.1

LRR Energy, L.P. announces new Vice President, Controller and Chief Accounting Officer

Houston, Texas (December 30, 2013) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today that the board of directors of its general partner appointed Dawn K. Smajstrla as Vice President, Controller and Chief Accounting Officer effective December 30, 2013.

Ms. Smajstrla joins LRR Energy from Goodrich Petroleum Corporation where she was Vice President and Controller. She has over 15 years of experience in accounting and financial reporting roles at Anadarko Petroleum Corporation, Sirius Solutions, L.L.P, Victory Packaging, Inc., ERP Environmental Services, Inc. and other companies.

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

INVESTOR CONTACTS:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com